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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-111791, 333-107723, 333-106944, 333-111150) and S-8 (No. 333-108817, 333-92340, 333-84710, 333-44548, 333-60150) of UTStarcom, Inc. of our report dated February 27, 2004 relating to the financial statements and of our report dated February 27, 2004 relating to the financial statement schedules, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 8, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS